                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                    PUBLIC STEERS (R) SERIES 1998 HLT-1 TRUST

                                DISTRIBUTION DATE
                                 APRIL 15, 2005

                         CLASS A CUSIP NUMBER 744593AK0
                         CLASS B CUSIP NUMBER 744593AL8


         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Hilton Hotels Corporation 7.95% Senior Notes due 2007 (the "Underlying Securities"):

                             Interest:                      $1,456,360.50
                             Principal:                              0.00
                             Premium:                                0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:                     $0.00
                             Paid by the Depositor:             $1,000.00

        (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                             Interest:                      $1,282,330.00
                             Principal:                             $0.00

                           Class B:
                             Interest:                        $174,030.50
                             Principal:                              0.00

                           Unpaid Interest Accrued:                  0.00


         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                             Principal Amount:                $36,638,000
                             Interest Rate:                         7.95%
                             Rating:
                                     Moody's Investor Service            Baa3
                                     Standard & Poor's Rating Service    BBB-

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.


                             Class A: ($25 Stated Amount)
                             Initial Principal Balance:    $36,638,000.00
                             Reduction:                                (0)
                                                        ------------------
                             Principal Balance 04/15/05:   $36,638,000.00


                             Class B: ($25 Notional Amount)
                             Initial Principal Balance:    $36,638,000.00
                             Reduction:                                (0)
                                                        ------------------
                             Principal Balance 04/15/05:   $36,638,000.00